UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

AEROCENTURY CORP.

(Exact name of registrant as specified in our charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

(650) 340-1888

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACY	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) Adoption of 2021 Equity Incentive Plan

As described in Item 5.07 below, at the Annual Meeting of Stockholders of AeroCentury Corp.. (the “Company”) held on December 29, 2021, the Company’s stockholders approved the Company’s Equity Incentive Plan (the “2021 Plan”). The number of shares of common stock reserved for issuance under the 2021 Plan is 1,100,000 (as adjusted pursuant to the 5-for-1 forward stock split, effective December 30, 2021). The 2021 Plan was approved by the Company’s Board of Directors (the “Board”) on October 23, 2021.

The Company intends to use the 2021 Plan in order to incentivize and retain employees, directors, officers and consultants. The 2021 Plan provides for the issuance of equity-based incentive awards in the form of stock options, stock appreciation rights, restricted stock, stock units, and other equity awards. The vesting of equity awards can be based on continuous service and/or achievement of certain performance criteria.

A more detailed description of the 2021 Plan and related matters was set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 18, 2021, under the heading “Proposal 2: Approval of the 2021 Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary of the 2021 Plan, and the summary of the 2021 Plan set forth in the proxy statement, are qualified in their entirety by reference to the full text of the 2021 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described above, on December 29, 2021, the Company held its Annual Meeting of Stockholders. As of the record date of November 8, 2021, 4,416,811 shares of the Company’s Common Stock, excluding treasury shares of 213,332, were outstanding and entitled to vote. Of this amount, 3,732,453 shares, representing approximately 84.5% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTE
Yucheng Hu	2,997,701	37,023	697,729
Florence Ng	2,997,304	37,420	697,729
Siyuan Zhu	3,012,016	22,708	697,729
Jianan Jiang	3,011,960	22,764	697,729
Qin Yao	3,011,955	22,769	697,729

2.	A proposal to approve the Company’s 2021 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,994,697	38,749	1,278	697,729

3.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,010,277	22,979	1,468	697,729

4.	A proposal to ratify the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

FOR	AGAINST	ABSTAIN
3,702,607	29,804	42

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

AeroCentury Corp.

	By:	/s/ Yucheng Hu
Yucheng Hu
Chief Executive Officer

Dated: January 3, 2022

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